                                                                Exhibit 1(a)

                          BAUSCH & LOMB INCORPORATED

                                 $300,000,000

                         MEDIUM-TERM NOTES, SERIES B

                            DISTRIBUTION AGREEMENT

                                                       April   , 199_

LAZARD FRERES & CO.,
  One Rockefeller Plaza,
     New York, New York 10020.

CHASE SECURITIES, INC.,
  1 Chase Manhattan Plaza,
     New York, New York 10081.

CITICORP SECURITIES, INC.,
  399 Park Avenue,
     New York, New York 10043.

MORGAN STANLEY & CO. INCORPORATED,
  1221 Avenue of the Americas,
     New York, New York 10020.

Dear Sirs:


     Bausch & Lomb Incorporated, a New York corporation (the "Company"), proposes to issue and sell from time to time its Medium-Term Notes, Series B, due from 9 months to 30 years from Date of Issue (the "Securities") in an aggregate amount up to $300,000,000 and agrees with each of you (individually, an "Agent", and collectively, the "Agents") as set forth in this Agreement.


     Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf (or to or through underwriters pursuant to an underwriting agreement), the Company hereby
(i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement relating to such sale in accordance with
Section 2(b) hereof (each a "Terms Agreement"), in the form of either (i) a written agreement between such Agent and the Company, which may be substantially in the form of Annex I hereto, or (ii) an oral agreement between such Agent and the Company confirmed in writing by such Agent to the Company.

     The Securities will be issued under an indenture, dated as of September 1, 1991 (the "Indenture"), between the Company and Citibank, N.A., as Trustee (the "Trustee"). The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 in respect of $300,000,000 aggregate amount of debt securities of the

Company, including the Securities. Any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), is hereinafter called a "Preliminary Prospectus." The various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1 and, if applicable, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act, each as amended at the time such part of the registration statement became effective, is hereinafter collectively called the "Registration Statement." The prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus." Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. Any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities sold pursuant to this Agreement, in the form filed with the Commission pursuant to Rule 424(b) under the Act and in accordance with
Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Agent that:

          (a) The Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to such Agent, excluding exhibits to such Registration Statement but including all documents incorporated by reference in the prospectus included therein, have been declared effective by the Commission in such form; no other document with respect to such Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than the Prospectus and related documents copies of which have been delivered to the Agents); and no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

          (b) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement and Prospectus will conform, in all material respects with the requirements of the Act, the rules and regulations (the "Rules and Regulations") of the Commission thereunder and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing does not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, based upon written information furnished to the Company by any Agent specifically for use therein.

          (c) The documents incorporated by reference in the Prospectus, at the time they became effective or were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) The consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations and the changes in their consolidated financial position for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Price Waterhouse, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the Rules and Regulations.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole.

          (f) Each subsidiary of the Company listed in Exhibit No. 22 to the Form 10-K annual report of the Company filed with the Commission under
     Section 13 of the Exchange Act for the most recent fiscal year which is a "significant subsidiary" as defined in Rule 405 of Regulation C of the Rules and Regulations (each a "Significant Subsidiary") has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction other than the jurisdiction of its organization in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole; all of the issued and outstanding capital stock of each Significant Subsidiary which is a corporation has been duly authorized and validly issued and is fully paid and non-assessable, and all such capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance or claim in equity except to the extent that certain of such shares may be held by nominee shareholders to satisfy local law requirements, in which event such nominee shareholders have delivered to the Company executed stock powers for such shares, and all of the partnership interests of each Significant Subsidiary which is a partnership owned by the Company, directly or through subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance or claim in equity.


          (g) Neither the Company nor any of its Significant Subsidiaries is in violation of its or any of their organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it or any of them is a party or by which it or any of them or their properties may be bound except for such violations or defaults which taken in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole; no consent, approval, authorization or order of any court or governmental authority or agency is required for the issue and sale of the Securities as contemplated herein and in the Indenture or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act, the Trust Indenture Act, the Rules and Regulations or state securities or Blue Sky laws; and the execution and delivery of this Agreement and the issue and sale of the Securities as contemplated herein and in the Indenture and the consummation of the transactions contemplated in the Indenture and this Agreement will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court decree, except, in each case, where such conflict, breach, default, lien, charge or other encumbrance or violation would not have a material adverse effect on (i) the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole and (ii) the Company's ability to perform its obligations under this Agreement, the Indenture or the Securities.

          (h) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has not been any material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, and (ii) there have not been any material transactions entered into by the Company or any of its subsidiaries other than in the ordinary course of business.

          (i) The Company's operations and products, including the marketing thereof, are in compliance in all material respects with the requirements, regulations and procedures established by all federal, state and foreign regulatory authorities having jurisdiction, including without limitation the federal Food and Drug Administration ("FDA"), failure to comply with which would have a material adverse effect on the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole.

          (j) Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might result in any material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the offering of the Securities in the manner contemplated by the Prospectus; and there are no material contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or the Rules and Regulations which have not been so filed.

          (k) This Agreement has been duly authorized, executed and delivered by the Company.

          (l) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the Indenture has been duly qualified under the Trust Indenture Act.

          (m) The series of Securities have been duly authorized, and, when issued and delivered pursuant to such authorization, this Agreement and any Terms Agreement, each of the Securities will have been duly authorized, completed, executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement.

     2. Appointment of Agents. (a) On the basis of the representations and warranties, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. Subject to the provisions of this section, offers for the purchase of Securities may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Securities for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit offers to purchase Securities through any agent other than an Agent. The Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable to any Agent with respect to such sale. The Company may accept an offer to purchase Securities through an agent other than an Agent, provided that (i) the Company did not solicit such offer, (ii) the Company and such agent execute an agreement with respect to such purchase having terms and conditions (including, without limitation, commission rates) with respect to such purchase identical to the terms and conditions that would apply to such purchase under this Agreement if such agent was an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement), (iii) such agreement shall not provide for further offers or purchases and (iv) the Company shall provide the Agents with a copy of such agreement promptly following such purchase. These provisions shall not limit Section 4(f) hereof or any similar provision included in any Terms Agreement.

     Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedure"). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Company will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

     The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event no later than one business day in New York City, after receipt of notice from the Company, the Agents will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, at the time of settlement of any sale of Securities by the Company as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the aggregate principal amount of such Securities sold:

                                                                    COMMISSION (PERCENTAGE OF
                                                                       AGGREGATE PRINCIPAL
                                                                             AMOUNT
                       RANGE OF MATURITIES                             OF SECURITIES SOLD)
- ------------------------------------------------------------------  -------------------------
From 9 months to less than 1 year.................................            .125%
From 1 year to less than 18 months................................            .150%
From 18 months to less than 2 years...............................            .200%
From 2 years to less than 3 years.................................            .250%
From 3 years to less than 4 years.................................            .350%
From 4 years to less than 5 years.................................            .450%
From 5 years to less than 6 years.................................            .500%
From 6 years to less than 7 years.................................            .550%
From 7 years to less than 10 years................................            .600%
From 10 years to less than 15 years...............................            .625%
From 15 years to less than 20 years...............................            .675%
From 20 years to less than 30 years...............................            .750%
30 years..........................................................            .875%

     (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent at such discount as shall be agreed upon by the Company and such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof.

     For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in
Section 2(a) hereof and in accordance with the schedule set forth in Section 2(a) hereof.

     Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a "Time of Delivery".

     (c) Each Agent agrees, with respect to any Securities denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Securities in, or to residents of, the country issuing such currency, except as permitted by applicable law.

     3. Delivery of Documents on Commencement Date. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which a Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

     4. Certain Agreements and Covenants of the Company. The Company covenants and agrees with each Agent:

          (a)(i) To make no amendment or supplement to the Registration Statement or the Prospectus (except for periodic or current reports filed under the Exchange Act) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be disapproved by any Agent which is a party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed therein; (iii) to make no amendment or supplement to the Registration Statement or Prospectus, other than any Pricing Supplement, any supplement relating to debt securities other than the Securities or the filing of a proxy statement under the Exchange Act, at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon;
     (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the

     Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdiction as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

          (d) To make generally available to its securityholders as soon as practicable, but in any event no later than eighteen months after the "effective date of the Registration Statement" (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e) So long as any Securities sold to such Agent as principal or by such Agent hereunder are outstanding, to furnish to such Agent copies of all reports or other communications with respect to the financial position, earnings, business affairs or business prospects of the Company (financial or other) furnished to stockholders, and deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and
     (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (f) That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the earlier of (i) the date such Agent notified the Company that the restrictions imposed by this subsection (f) are terminated and (ii) the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which both mature more than 9 months after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of such Agent;

          (g) That each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities to such date);

          (h) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or a supplement relating to debt securities other than the Securities), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than (i) a proxy statement which, if incorporated by reference into an Annual Report on Form 10-K, is filed with the Commission on or prior to the date such Annual Report on Form 10-K is filed, (ii) an Annual Report of employee stock purchase, savings and similar plans on Form 11-K or (iii) a Current Report on Form 8-K filed solely for the purpose of incorporating a press release announcing the Company's quarterly or annual results of operations, unless an Agent otherwise reasonably requests an opinion in connection with such Current Report), and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(h) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of its General Counsel, or at the Company's election such other counsel acceptable to such Agent, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent to the effect of the opinion set forth in Section 6(c), or in lieu of such opinion, an opinion to the effect that such Agent may rely on the opinion of such counsel to the effect of the opinion referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date);

          (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or a supplement relating to debt securities other than the Securities), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than (i) a proxy statement which, if incorporated by reference into an Annual Report on Form 10-K, is filed with the Commission on or prior to the date such Annual Report on Form 10-K is filed, (ii) an Annual Report of employee stock purchase, savings and similar plans on Form 11-K or (iii) a Current Report on Form 8-K filed solely for the purpose of incorporating a press release announcing the Company's quarterly or annual results of operations, unless the Agent otherwise reasonably requests a certificate), and each time the Company sells Securities to an Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agent a certificate, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company as shall be reasonably satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 6(f) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(f) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

          (j) To offer to any person who has agreed to purchase Securities as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 6(a), 6(e) or 10(b) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(j), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(a), 6(e) and 10(b), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(a), 6(e) and 10(b) on behalf of any such person).

     5. Expenses. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (A) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act; and (B) provided that such expenses have been authorized and approved in advance by the Company, (i) the fees, disbursements and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to the rendered by such counsel hereunder and the transactions contemplated hereunder;
(ii) all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (iii) the cost of printing or reproducing this Agreement, any Terms Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(v) any fees charged by securities rating services for rating the Securities;
(vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of printing the Securities; (viii) the fees and expenses of the Trustee and any agent of the Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for the Trustee or such agent in connection with the Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

     6. Conditions. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(i) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, if the Prospectus or any amendment or supplement thereto (including the Pricing Supplement) is required to be filed with the Commission pursuant to Rule 424(b) under the Act, the Prospectus and any such amendment or supplement shall have been filed in the manner and within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

          (b) Sullivan & Cromwell, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the incorporation of the Company, the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent may reasonably request, and (ii) if required pursuant to any Terms Agreement to which such Agent is a party, or if and to the extent requested by such Agent, on each applicable date that is on or prior to such Solicitation Time or Time of Delivery referred to in Section 4(h) hereof with respect to the opinion of the General Counsel of the Company, if in the reasonable judgment of such Agent, such amendment or supplement contains information of such a nature that an opinion of counsel to the Agents should be furnished, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Stephen A. Hellrung, General Counsel of the Company, shall have furnished to such Agent a written opinion, dated the Commencement Date and each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, to the effect that:


             (i) The Company and each of its Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus as amended or supplemented, and, to the best of such counsel's knowledge and information after reasonable investigation, is duly qualified to transact business and is in good standing in each jurisdiction other than the jurisdiction of its organization in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole; all of the issued and outstanding capital stock of each Significant Subsidiary which is a corporation has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock, to the best of such counsel's knowledge and information, is owned by the Company free and clear of any pledge, lien, encumbrance or claim in equity except to the extent that certain of such shares may be held by nominee shareholders to satisfy local law requirements, in which event such nominee shareholders have delivered to the Company executed stock powers for such shares; and all of the partnership interests of each significant subsidiary which is a partnership owned by the Company, directly or through subsidiaries, to the best of such counsel's knowledge and information, is owned free and clear of any mortgage, pledge, lien, encumbrance or claim in equity;


             (ii) The Securities have been duly authorized and, when duly executed, authenticated, issued and delivered by the Company in accordance with the Indenture and such authorization, and paid for by the purchaser thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture;

             (iii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the Indenture has been duly qualified under the Trust Indenture Act;

             (iv) Except as set forth, or incorporated by reference, in the Prospectus, there is not pending or, to the knowledge of such counsel, threatened, any action, suit or proceeding (including arbitration) to which the Company or any of its subsidiaries is a party before or by any court or governmental agency or body or arbitrator, domestic or foreign, which would result in any material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole;

             (v) The Company holds all necessary licenses, permits and authorizations from regulatory authorities required in its operations and for the marketing of its products, failure to hold which would have a material adverse effect on the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole;

             (vi) No consent, approval, authorization or order of any court or governmental authority or agency is required for the issue and sale of the Securities or the consummation of the transactions contemplated by this Agreement, any applicable Terms Agreement or the Indenture, except such as may be required under the Act, the Trust Indenture Act, the Rules and Regulations or state securities or Blue Sky laws; and, to the best of such counsel's knowledge and information, the execution and delivery of this Agreement and the Securities and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation or administrative or court decree;

             (vii) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated therein, in whole or in part, by reference) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

             (viii) The Registration Statement is effective under the Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission;

             (ix) The statements set forth in the Prospectus under the headings "Description of Debt Securities" and "Plan of Distribution" and in the Prospectus Supplement under the headings "Description of Notes" and "Supplemental Plan of Distribution" and in the Registration Statement under Item 15 insofar as such statements constitute a summary of the legal matters or documents referred to therein are an accurate summary of such legal matters or documents; and

             (x) Such counsel (1) is of the opinion that each document incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, as to which no opinion need be rendered) complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (2) is of the opinion that the Registration Statement (other than the financial statements included therein, as to which no opinion need be expressed) complies as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and (3) has no reason to believe that (other than the financial statements included therein, as to which no belief need be expressed and except for that part of the Registration Statement that constitutes the Form T-1 hereinafter referred to) any part of the Registration Statement, at the time such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, the Prospectus, as amended or supplemented, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) On the Commencement Date and each time the Registration Statement or the Prospectus has been amended or supplemented, and each time that a document filed under the Act or the Exchange Act has been incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records (other than (i) a proxy statement which, if incorporated by reference into an Annual Report on Form 10-K, was filed with the Commission on or prior to the date such Annual Report on Form 10-K was filed, (ii) an Annual Report of employee stock purchase, savings and similar plans on Form 11-K or (iii) a Current Report on Form 8-K filed solely for the purpose of incorporating a press release announcing the Company's quarterly or annual results or operations, unless an Agent otherwise reasonably requested a letter from the independent accountants in connection with such Current Report), on the date of such amendment or supplement or on the date of such filing, and each time the Company sells Securities to an Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 6(d) as a condition to the purchase of Securities pursuant to such Terms Agreement, at the Time of Delivery with respect to such Securities, the independent public accountants who have certified the financial statements of the Company and its subsidiaries included in or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or dated the date of such amendment, supplement, filing or Time of Delivery, as the case may be, in form and substance reasonably satisfactory to such Agent containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters in similar circumstances with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement or Prospectus and confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder.

          (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented, there shall not have been a material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, the effect of which is in the judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented; and

          (f) The Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Company dated the Commencement Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be reasonably satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a) and (e) of this Section 6, and as to such other matters as such Agent may reasonably request.

     7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities or judgments (including without limiting the foregoing the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted, as such expenses are incurred) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, as amended or supplemented, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Agent expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have to the persons referred to above in this subsection.

     (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities or judgments (including without limiting the foregoing the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted, as such expenses are incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, as amended or supplemented, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus. This indemnity agreement will be in addition to any liability which such Agent may otherwise have to the persons referred to above in this subsection.

     (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Agents and all persons, if any, who control Agents within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Agents and such control persons of the Agents, such firm shall be designated in writing by the Agents. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such losses, claims, damage or liability relates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault of the Company on the one hand and each Agent on the other shall be determined by the reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and each Agent agree that it would not be just and equitable if contribution pursuant to Section 7 (d) were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of the immediately preceding paragraph, an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through such Agent were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents to contribute pursuant to Section 7(d) are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability relates and are not joint.

     8. Acting Solely as Agents. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts in good faith to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and

(ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

     9. Survival. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

     10. Termination. (a) The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a),
Section 4(d), Section 4(e), Section 5, Section 7, Section 8, Section 9 and
Section 10(b) hereof are concerned.

     (b) Any agreement by an Agent to purchase Securities as principal, whether pursuant to a Terms Agreement or otherwise, may be terminated by such Agent if, since the date of the acceptance of any offer to purchase Securities or the date of the relevant Terms Agreement, there shall have occurred any of the following:
(i) any outbreak or escalation of hostilities or other calamity or crisis or material change in existing financial, political, economic or securities market conditions, the effect of which is such as to make it, in the reasonable judgment of such Agent, impracticable or inadvisable in the manner contemplated in the Prospectus to proceed with the solicitation of the offer to purchase the Securities or to purchase Securities from the Company as principal, pursuant to the applicable Terms Agreement or otherwise, as the case may be, or enforce contracts for the sale of the Securities, (ii) reporting of bid and asked prices of the Common Stock of the Company has been suspended by the National Association of Securities Dealers, Inc. or trading in the Common Stock of the Company has been suspended by the Commission or a national securities exchange, or trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities; (iii) any material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; or (v) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

     11. Notices. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Lazard Freres & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to One Rockefeller Plaza, New York, New York 10020, Facsimile Transmission No. 212 632-6984, Attention:
Head of Syndicate Department; if to Chase Securities Inc. shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to Chase Securities Inc., 1 Chase Plaza, New York, New York 10081, Facsimile Transmission: 212 552-2214, Attention: Louis DeCaro; if to Citicorp Securities, Inc. shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to Citicorp Securities, Inc., 399 Park Avenue, New York, New York 10043, Facsimile Transmission No. 212 291-3910, Attention: Kimberly Conyngham; if to Morgan Stanley & Co. Incorporated shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York 10020, Facsimile Transmission No. 212 703-4575,
Attention: Manager, Credit Department, with a copy to Morgan Stanley & Co. Incorporated, 1221 Avenue of the Americas, New York, New York 10020, Facsimile Transmission No. 212 764-7490, Attention: Managing Director, Debt Syndicate, and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission (provided that the original of such facsimile transmission is promptly delivered or sent to the Company by mail) or registered mail to Bausch & Lomb Incorporated, One Lincoln First Square, Rochester, New York 14601-0054, Attention: Corporate Treasurer, Facsimile Transmission No. 716 338-6007.

     12. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Section 7, Section 8 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

     13. Time of Essence. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     14. Governing Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     15. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                          Very truly yours,

                                          BAUSCH & LOMB INCORPORATED

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

Accepted in New York, New York,
  as of the date hereof:

- ------------------------------------
       (Lazard Freres & Co.)

CHASE SECURITIES, INC.

By:
   ---------------------------------
   Name:
   Title:

CITICORP SECURITIES, INC.

By:
   ---------------------------------
   Name:
   Title:

MORGAN STANLEY & CO. INCORPORATED

By:
   ---------------------------------
   Name:
   Title:

                                                                         ANNEX I

                          BAUSCH & LOMB INCORPORATED

                         MEDIUM-TERM NOTES, SERIES B

                               TERMS AGREEMENT

                                                                April   , 1994

[Insert Names and Addresses of Agent(s)]

Dear Sirs:

     Bausch & Lomb Incorporated (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated April ,1994 (the "Distribution Agreement"), between the Company, on the one hand, and Lazard Freres & Co., Chase Securities Inc., Citicorp Securities, Inc. and Morgan Stanley & Co. Incorporated (the "Agents"), on the other hand, to issue and sell to [insert name(s) of Agent(s)] the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [insert name(s) of Agent(s)] and [insert name(s) of Agent(s)] agree(s) to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

     If the foregoing is in accordance with your understanding, please sign and
return to us      counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                          BAUSCH & LOMB INCORPORATED

                                          By:

                                          --------------------------------------
                                              Name:
                                              Title:

Accepted:

[Name(s)]

By:
- ------------------------------------
     Name:
     Title:

                                                             SCHEDULE TO ANNEX I

Title of Purchased Securities:

     [ %] Medium-Term Notes

Aggregate Principal Amount:

     [$     or units of other Specified Currency]

[Price to Public:]

Purchase Price by                                     :

        % of the principal amount of the Purchased Securities [, plus accrued
interest from        to        ][and accrued amortization, if any, from
to         ]

Method of and Specified Funds for Payment of Purchase Price:

     [By certified or official bank check or checks, payable to the order of the Company, in [[New York] Clearing House] [immediately available] funds]

     [By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds]

Indenture:

     Indenture, dated as of September 1, 1991, between the Company and Citibank, N.A., as Trustee

Time of Delivery:

Closing Location:

Maturity:

Interest Rate:

Interest Payment Dates:

Documents to be Delivered:

     The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

     [(1) The opinion or opinions of counsel to the Agents referred to in
Section 6(b).]

     [(2) The opinion of counsel to the Company referred to in Section 4(h).]

     [(3) The accountants' letter referred to in Section 4(i).]

     [(4) The officers' certificate referred to in Section 4(j).]

Other Provisions (including Syndicate Provisions, if applicable):

                                                                        ANNEX II

                           BAUSCH & LOMB INCORPORATED

                            ADMINISTRATIVE PROCEDURE

     This Administrative Procedure relates to the Securities defined in the
Distribution Agreement, dated           , 199  (the "Distribution Agreement"),
between Bausch & Lomb Incorporated (the "Company") and Lazard Freres & Co., Chase Securities Inc., Citicorp Securities, Inc. and Morgan Stanley & Co. Incorporated (together, the "Agents"), to which this Administrative Procedure is attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture.

     The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Company will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, as the "Purchasing Agent".

     The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

     The Securities will be issued only in fully registered form and each will be represented by either a global security (a "Global Security") delivered to the Trustee, as agent for The Depository Trust Company (the "Depositary"), and recorded in the book-entry system maintained by the Depositary (a "Book-Entry Security"), or a certificate issued in definitive form (a "Certificated Security") delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Indenture.

     Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part I hereof, and Book-Entry Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.

         PART I:  ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES

     The Company may solicit offers to purchase the Notes by posting rates, as described below, receiving offers solicited by an Agent or such other means as the Company and the Agents may agree from time to time.

Posting Rates by Company:

     The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Company:

     Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent. In advising the Company of any such offer, the Agent shall provide such Sale Information (as defined below) as the Company may request. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Certificated Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

     The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities. If the Company accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to Company by Selling Agent:

     After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than 5:00 p.m. on the Business Day following acceptance of such offer, the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

           (1) Principal amount of Certificated Securities to be purchased;

           (2) If a Fixed Rate Certificated Security, the interest rate and the initial interest payment date;

           (3) Maturity Date;

           (4) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency;

           (5) Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

           (6) Issue Price;

           (7) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

           (8) Net proceeds to the Company;

           (9) Settlement Date;

          (10) If a redeemable Certificated Security, such of the following as are applicable:

              (i) Redemption Commencement Date,

             (ii) Initial Redemption Price (% of par), and

             (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

          (11) If a Floating Rate Certificated Security, such of the following as are applicable:

               (i) Interest Rate Basis,

              (ii) Index Maturity,

              (iii) Spread or Spread Multiplier,

              (iv) Maximum Rate,

               (v) Minimum Rate,

              (vi) Initial Interest Rate,

             (vii) Interest Rate Reset Period,

             (viii) Calculation Dates,

              (ix) Interest Determination Dates,

               (x) Interest Payment Dates,

              (xi) Regular Record Dates, and

             (xii) Calculation Agent;

          (12) Name, address and taxpayer identification number of the registered owner(s);

          (13) Denomination of certificates to be delivered at settlement; and

          (14) Specification that the offer is for Certificated Security.

Preparation of Pricing Supplement by Company:

     If the Company accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement reflecting the terms of such Certificated Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the receipt of the Sale Information, or if the Company and the purchaser agree to settlement on the Business Day following the date of acceptance, not later than noon, New York City time, on such date. The Company will arrange to have ten Pricing Supplements filed with the Commission on the date such Pricing Supplement is required to be filed under the applicable paragraph of Rule 424(b).

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

     The Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or
(b) the Certificated Security.

Date of Settlement:

     All offers solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the "Settlement Date") which is the fifth business day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on any other business day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

Instruction from Company to Trustee for Preparation of Certificated Securities:

     After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.

     The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the business day prior to the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Securities in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

Preparation and Delivery of Certificated Securities by Trustee and Receipt of Payment Therefor:

     The Trustee will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction.

     In the case of a sale of Certificated Securities to a purchaser solicited by an Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Selling Agent's commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser. The Company shall not use any proceeds advanced by a Selling Agent for the purpose of carrying any "margin stock" within the meaning of the regulations of the Board of Governors of the Federal Reserve System.

     In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent's discount.

Failure of Purchaser to Pay Selling Agent:

     If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the Trustee. Immediately upon receipt of such Certificated Security by the Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Certificated Security. The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

     The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Certificated Security.

          PART II:  ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES

     In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to the Depositary, dated the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee
and the Depositary, dated as of             (the "Certificate Agreement"), and
its obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS").

     The Company may solicit offers to purchase the Notes by posting rates, as described below, receiving offers solicited by an Agent or such other means as the Company and the Agents may agree from time to time.

Posting Rates by the Company:

     The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Company:

     Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Securities, other than those rejected by such Agent. In advising the Company of any such offer, the Agent shall advise the Company of any Sale Information requested by the Company. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Book-Entry Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

     The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to the Company by Selling Agent and Settlement
Procedures:

     A. After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under "Settlement Procedure Timetable" below, the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

          (1) Principal amount of Book-Entry Securities to be purchased;

          (2) If a Fixed Rate Book-Entry Security, the interest rate and the initial interest payment date;

          (3) Maturity Date;

          (4) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Securities denominated in U.S. dollars only);

          (5) Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

          (6) Issue Price;

          (7) Selling Agent's commission or Purchasing Agent's discount or commission, as the case may be;

          (8) Net proceeds to the Company;

          (9) Settlement Date;

          (10) If a redeemable Book-Entry Security, such of the following as are applicable:

              (i) Redemption Commencement Date,

             (ii) Initial Redemption Price (% of par), and

             (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

          (11) If a Floating Rate Book-Entry Security, such of the following as are applicable:

               (i) Interest Rate Basis,

              (ii) Index Maturity,

              (iii) Spread or Spread Multiplier,

              (iv) Maximum Rate,

               (v) Minimum Rate,

              (vi) Initial Interest Rate,

             (vii) Interest Rate Reset Period,

             (viii) Calculation Dates,

              (ix) Interest Determination Dates,

              (x) Interest Payment Dates,

             (xi) Regular Record Dates, and

             (xii) Calculation Agent;

          (12) Name, address and taxpayer identification number of the registered owner(s);

          (13) Denomination of certificates to be delivered at settlement; and

          (14) Specification that the offer is for Book-Entry Security.

     B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, the Company will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means and request the Trustee to complete and authenticate the Global Security. The Company will assign a CUSIP number to the Global Security from a list of CUSIP numbers representing such Book-Entry Security and then advise the Trustee and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

     C. The Trustee will enter a pending deposit message through the Depositary's Participant Terminal, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor's Corporation:

          (1) The applicable Sale Information;

          (2) CUSIP number of the Global Security representing such Book-Entry Security;

          (3) Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

          (4) Number of the Participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;

          (5) The interest payment period; and

          (6) Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary's purposes (which, in the case of Floating Rate Securities which reset weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Book-Entry Securities shall be the Regular Record Date as defined in the Security) and, if calculable at that time the amount of interest payable on such Interest Payment Date.

     D. The Trustee will complete and authenticate the Global Security previously delivered by the Company representing such Book-Entry Security.

     E. The Depositary will credit such Book-Entry Security to the Trustee's participant account at the Depositary.

     F. The Trustee will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Security to the Trustee's participant account and credit such Book-Entry Security to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Security less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

     G. Such Agent will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Agent's participant account and credit such Book-Entry Security to the participant accounts of the Participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

     H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

     I. Upon confirmation of receipt of funds, the Trustee will transfer to the account of the Company maintained at Citibank, N.A. (Account No. 0000-2022), New York, New York, or such other account as the Company may have previously specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

     J. Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indenture.

     K. Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the Participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary's institutional delivery system or by mailing a written confirmation to such purchaser.

     L. The Depositary will, at any time, upon request of the Company or the Trustee, promptly furnish to the Company or the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Securities.

Preparation of Pricing Supplement:

     If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the receipt of the Sale Information, or if the Company and the purchaser agree to settlement on the Business Day following the date of acceptance, not later than noon, New York City time, on such date. The Company will arrange to have ten Pricing Supplements filed with the Commission not later than the close of business of the Commission on the date such Pricing Supplement is required to be filed under the applicable paragraph of Rule 424(b).

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

     The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or
(b) the Book-Entry Security.

Date of Settlement:

     The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute "settlement" with respect to such Book-Entry Security. All orders accepted by the Company will be settled on the fifth Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day.

Settlement Procedure Timetable:

     For orders of Book-Entry Securities solicited by an Agent, as agent, and accepted by the Company, Settlement Procedures "A" through "I" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

  SETTLEMENT
  PROCEDURE                                                TIME
  ----------                -------------------------------------------------------------------
      A        5:00 p.m.    on the Business Day following the acceptance of an offer by the
                            Company or 10:00 a.m. on the Business Day prior to the settlement date, whichever is earlier
      B        12:00 noon   on the Business Day following A or on the Business Day prior to the
                            Settlement Date, whichever is earlier
      C        2:00 p.m.    on the Business Day following A or on the Business Day prior to the
                            Settlement Date, whichever is earlier
      D        9:00 a.m.    on settlement date
      E        10:00 a.m.   on settlement date
     F-G       2:00 p.m.    on settlement date
      H        4:45 p.m.    on settlement date
      I        5:00 p.m.    on settlement date

     If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 2:00 p.m., on the second Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

     If settlement of a Book-Entry Security is rescheduled or cancelled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary's Participation Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:

     If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure "F", the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security "cancelled", make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

     If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter deliver orders through the Depositary's Participant Terminal System debiting such Book-Entry Security to such participant's account and crediting such Book-Entry Security to such Agent's account and then debiting such Book-Entry Security to such Agent's participant account and crediting such Book-Entry Security to the Trustee's participant account and shall notify the Company and the Trustee thereof. Thereafter, the Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure "I", and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D" for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Company will, from time to time, furnish the Trustee with a sufficient quantity of Securities.

       PART III:  TRUSTEE TO PROVIDE INFORMATION AS TO SCHEDULED PAYMENTS

Notice of Interest Payments and Regular Record Dates:

     On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and, with respect to Book-Entry Securities, DTC a written list of Regular Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Business Day with respect to Floating Rate Securities. Promptly after each Interest Determination Date for Floating Rate Securities issued in book-entry form, the Corporation will notify Standard & Poor's of the interest rates determined on such Interest Determination Date.

Payments of Interest Only:

     Promptly after each Regular Record Date, the Trustee will deliver to the Corporation and, with respect to Book-Entry Securities, DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Security on the following Interest Paying Date (other than an Interest Date coinciding with Maturity) and the total of such amounts.

Payments at Maturity:

     On or about the first Business Day of each month, the Trustee will deliver to the Corporation and, with respect to Book-Entry Securities, DTC a written list of principal, interest and premium, if any, to be paid on each Security having a Maturity in the following month. The Trustee and, with respect to the Book-Entry Securities, DTC will confirm the amounts of such principal, premium and interest payments with respect to a Security on or about the fifth Business Day preceding the Maturity of such Security.